UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2025, Safe & Green Holdings Corp. (the “Company”) closed an ELOC Securities Purchase Agreement (the “ELOC Purchase Agreement”) with Tysadco Partners LLC (“Purchaser”), with an effective date of February 25, 2025, whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $100 million (the “Commitment Amount”) of newly issued shares (the “ELOC Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the period ending on the earlier of December 31, 2026, or the date on which the Purchaser shall have purchased ELOC Shares pursuant to the ELOC Purchase Agreement for an aggregate purchase price of the Commitment Amount, the Company will control the timing and amount of any sales of ELOC Shares to the Purchaser. Actual sales of shares of Common Stock to the Purchaser under the ELOC Purchaser Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations made by the Company as to appropriate sources of funding.

The purchase price of the shares of ELOC Shares that the Company elects to sell to the ELOC Purchaser pursuant to the ELOC Purchase Agreement will be equal to the lowest traded price of Common Stock during the five (5) business days prior to the applicable closing date multiplied by 90%.

In no event may the Company issue to the Purchaser under the ELOC Purchase Agreement more than the 4.99% of the total number of the Company’s shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement (the “Applicable Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Applicable Exchange Cap. In any event, the ELOC Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The ELOC Purchase Agreement prohibits the Company from directing the Company to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding Common Stock.

The ELOC Purchase Agreement provides that the Company shall file a registration statement registering the resale of the maximum number of ELOC Shares as shall be permitted by applicable law within five (5) business days following the date of the ELOC Purchase Agreement. The Company shall use its best efforts to have the registration statement declared “effective” within 120 days of the date of the ELOC Purchase Agreement.

On March 6, 2025, the Company closed and issued a promissory note (the “Note”) in favor of Tysadco Partners LLC (the “Lender”), with an effective date of February 25, 2025, in the aggregate principal amount up to $1,875,000 (the "Principal”), and an accompanying Securities Purchase Agreement (the “SPA”). All outstanding Principal and interest shall be due on November 30, 2025 (the “Maturity Date”). The Note was purchased for up to $1,500,000, representing an original issue discount of twenty-five percent (25%), equal to $375,000 if the Note is fully funded. The Note shall bear interest at twelve percent (12%) interest per annum. The Lender has the right to convert all or any portion of the then-outstanding Principal and interest into fully paid and non-assessable shares of common stock of the Company, par value $0.01 per share (the “Conversion Shares”). The per share conversion price into which the Principal and interest converts shall be fifty cents ($0.50) per share. Among others, the following shall be considered events of default under the Note (each an “Event of Default”): if the Company fails to pay the Principal or interest when due under the Note; if the Company fails to issue Conversion Shares to the Lender upon exercise by the Lender of the conversion rights under the Note; or if the Company breaches any covenant, agreement, or other term or condition of the Note or the accompanying SPA. Upon the occurrence of an Event of Default, then the outstanding balance shall immediately increase to 125% of the outstanding balance immediately prior to the occurrence of the Event of Default, and a daily penalty of $500 will accrue until the default is remedied.

If the Company has not obtained approval from the holders of the Company’s Common Stock, as required by applicable rules and regulation of Nasdaq, the Company shall not issue any number of shares of Common Stock under the Note that would exceed 4.99% of the shares of Common Stock outstanding as of the date of the Note. Additionally, the Company shall not effect any conversion of the Note, and the Lender shall not have the right to convert any portion of the Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Lender, together with any affiliates thereof, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.

In connection with the issuance of the Note and the SPA, the Company will issue 294,000 shares of Common Stock (the “Commitment Shares”) as additional consideration for the purchase of the Note.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing descriptions of the Note, the SPA, and the ELOC Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note, the SPA, and the ELOC Purchase Agreement, copies of which are filed as Exhibit 4.1, Exhibit 10.1, and Exhibit 10.2. to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Promissory Note, dated February 25, 2025
10.1	Securities Purchase Agreement, dated February 25, 2025, between Safe & Green Holdings Corp. and Tysadco Partners LLC
10.2	ELOC Securities Purchase Agreement, dated February 25, 2025, between Safe & Green Holdings Corp. and Tysadco Partners LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: March 10, 2025	By:	/s/ Mike McLaren
		Name:	Mike McLaren
		Title:	Chief Executive Officer

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